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Exhibit 5.4

[DICKINSON DEES LOGO]	St. Ann's Wharf 112 Quayside Newcastle upon Tyne NE1 3DX
	Tel: 0191 279 9000	Fax: 0191 279 9100
DX No 61191 Newcastle Upon Tyne www.dickinson-dees.com
	Direct Dial:	0191 279 9134
	Email:	Mark.Casey@dickinson-dees.com
Please quote our reference on all correspondence
Huntsman International LLC 500 Huntsman Way Salt Lake City Utah 84108 USA	Our Ref: Your ref:	MJC/HUN/0179/00014

30 July 2010

Dear Sirs

Re: Registration Statement on Form S-4 (File No. 333-167611)

        Reference is made to the Registration Statement on Form S-4, file no. 333-167611 (the "Registration Statement") filed by Huntsman International LLC ("Huntsman"), a Delaware limited liability company, with the Securities and Exchange Commission (the "Commission") in connection with the registration by Huntsman under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by Huntsman (the "Exchange Offer") of $350,000,000 aggregate principal amount of its 8.675% Senior Subordinated Notes due 2020 (the "Initial Notes") for a new series of notes bearing substantially identical terms and in like principal amount as the Initial Notes (the "Exchange Notes"), and (ii) the related guarantees (the "Guarantees") of certain subsidiaries of Huntsman listed in the Registration Statement as guarantors (the "Guarantors") of the Exchange Notes.

        We have examined originals or copies, certified or otherwise identified to our satisfaction of:-

  (i)
  an indenture dated 17 March 2010 (the "Indenture") made between (1) Huntsman, (2) the Guarantors and (3) Wells Fargo Bank, N. A.; and

  (ii)
  the Guarantees dated 17 March 2010 given by the Guarantors.

(the above numbered paragraphs (i) and (ii) together the "Transaction")

1.     DEFINITIONS

  The following words and phrases when used in this letter have the following meanings:-

  1.1
  "Board Meeting" means the meeting of directors of the Company held on February 18 2010;

  1.2
  "Board Minutes" means the minutes of the Company's Board Meeting;

[LEXCEL LOGO]	[INVESTOR IN PEOPLE LOGO]	Dickinson Dees LLP is a limited liability partnership registered in England & Wales under no OC317661. Registered office and principal place of business: St Ann's Wharf, 112 Quayside, Newcastle upon Tyne, NE1 3DX, where a list of the members' names is open to inspection.

Dickinson Dees LLP is regulated by the Solicitors Regulation Authority.
Authorised and regulated by the Financial Services Authority.

  1.3
  "Company" means Tioxide Group (registered in England and Wales with company number 00249759);

  1.4
  "Constitutional Documents" means the Company's certificate of incorporation and its memorandum and articles of association;

  1.5
  "Registrar" means the registrar of companies for England and Wales;

  1.6
  "Transaction Documents" means the Indenture and the Guarantees.

2.     WHAT WE HAVE REVIEWED AND SEARCHES

  2.1
  For the purpose of this opinion we have:-

  2.1.1
  reviewed the following documents:-

  (a)
  a copy of each Constitutional Document of the Company, certified by the one of its directors on 17 March 2010 as a true copy of an authentic, up-to-date and complete original;

  (b)
  a copy of the Company's Board Minutes, certified by one of its directors on 17 March 2010 as a true copy of an authentic, up-to-date and complete original;

  (c)
  executed copies of the Transaction Documents;

  2.1.2
  commissioned a search of the file of the Company maintained by the Registrar, using the following method. We have obtained through Companies House Direct ("CHD"), an on-line search system supplied by the Registrar, a copy of each document which is listed on CHD as being contained on the Company's file today; and

  2.1.3
  asked by telephone an official at the Royal Courts of Justice in London today to check for any entry in respect of the Company on the Central Index of Winding-up Petitions for England and Wales.

  2.2
  We have not reviewed any other documents, looked at any other information, carried out any other searches or made any other enquiries for the purposes of this opinion.

3.     STATUS OF OPINION

  3.1
  We assume that no law other than the law of England and Wales would affect our opinion.

  3.2
  We express no opinion as the laws of any jurisdiction other than England and Wales and none is to be implied.

  3.3
  This letter expresses no opinion on European Union law as it affects any jurisdiction other than England.

4.     ASSUMPTIONS

  4.1
  Solvency

  4.1.1
  We assume that the Company was solvent at the time it entered into the Transaction Documents and did not cease to be solvent as a result of entering into the Transaction Documents. "Solvent," here, means that the Company is not deemed unable to pay its debts under section 123 of the Insolvency Act 1986.

  4.1.2
  We assume, with regard to the Company, that no person has taken any step in England or Wales in connection with the appointment of an administrator of it, the appointment of a receiver or administrative receiver in respect of it or any of its assets, the making of a voluntary arrangement in respect of it, the passing of a voluntary winding up resolution, the convening of a meeting of members or creditors for that purpose, the imposition of a moratorium in respect of it, its winding-up or its dissolution.

    4.1.3
    We assume that no person has taken any step outside England and Wales in connection with any of the matters listed in paragraph 4.1.2 or in connection with any similar event or proceedings. We have not attempted to find out whether any such step has been taken. We are not giving any opinion as to the actual or potential effect under the law of England and Wales (or any other law) of any such step.

  4.2
  Corporate Matters

          We assume that:-

    4.2.1
    there have been no changes to the Constitutional Documents since the date on which one of its directors certified the copies we have reviewed;

    4.2.2
    each person identified in the Board Minutes as a director was validly appointed as such;

    4.2.3
    the person identified in the Board Minutes as the secretary was validly appointed as such;

    4.2.4
    the correct procedures were followed with regard to the Board Meeting—for example, the Board Meeting was validly convened with duly appointed directors, was quorate throughout and each director made an appropriate declaration of his interests or an appropriate update of an earlier declaration (if necessary), was able to vote or be counted in the quorum and that no director had any interest except to the extent permitted by the Constitutional Documents—and each resolution recorded in the Board Minutes was duly passed;

    4.2.5
    the directors of the Company satisfied the duties of directors as set out in Chapter 2 of Part 10 of the Companies Act 2006 in approving the Transaction Documents and the transactions referred to in the Transaction Documents;

    4.2.6
    no director of the Company was in breach of their statutory duty under section 175 of the Companies Act 2006 in relation to any of the transactions referred to in the Transaction Documents;

    4.2.7
    the resolutions recorded in the Board Minutes were not amended;

    4.2.8
    the Board Minutes are an accurate record of its Board Meeting; and

    4.2.9
    in authorising the execution and delivery of the Transaction Documents and the performance of its obligations under them, the directors of the Company complied with all duties imposed by law on them in their capacity as directors and with all restrictions imposed on them by the relevant Constitutional Documents.

  4.3
  Documents

  4.3.1
  We assume that:-

  (a)
  each document listed in paragraph 2.1.1 which is an original (not a copy) is authentic, up-to-date and complete; and

  (b)
  each document listed in paragraph 2.1.1 which is a copy is a true copy of an authentic, up-to-date and complete original.

    4.3.2
    We assume that the Transaction Documents are validly executed and delivered by the parties to it;

    4.3.3
    We assume that the Transaction Documents will, once executed and delivered, constitute valid, binding and enforceable obligations.

    4.3.4
    We assume that there has been and will be no breach by the Company of any applicable provision of the Financial Services and Markets Act 2000 as a result of:-

    (a)
    any step taken by the Company in connection with the Transaction Documents (including their execution and delivery); or

    (b)
    the exercise of the Company's rights and the performance of its obligations under the Transaction Documents.

    4.3.5
    We assume that the Proceeds of Crime Act 2002 has no application to the Transaction Documents.

    4.3.6
    We assume that there are no agreements, letters or other arrangements or dealings having contractual effect which modify or will modify the terms of or affect or will affect the Transaction Documents or which render a party to the Transaction Documents incapable of performing its obligations thereunder and no provision of the Transaction Documents has been waived.

    4.3.7
    We assume that all necessary licences, consents, permissions and authorisations required to be obtained under any agreement, arrangement, law or regulation prior to any party entering into the Transaction Documents and/or the transactions referred to in the Transaction Documents have been obtained within any relevant time frame and complying with all relevant conditions.

    4.3.8
    We assume that:-

    (a)
    the execution and delivery of the Transaction Documents by the Company was in its best interests and will promote the success of the Company for the benefit of its members as a whole in compliance with section 172 Companies Act 2006;

    (b)
    the directors, in approving the execution and delivery of the Transaction Documents complied with section 171 of the Companies Act 2006;

    (c)
    the entry into and the exercise of the rights and performance of the obligations under the Transaction Documents will be of material commercial benefit to the Company; and

    (d)
    in entering into the Transaction Documents the Company acted in good faith and for the purposes of carrying on its business and at the time it did so there were reasonable grounds for believing that the Transaction would benefit the Company.

  4.4
  Company Searches

          In relation to the company searches mentioned in paragraph 2.1.2 we assume that:-

    4.4.1
    no event has occurred in relation to the Company in respect of which a filing required to be made with the Registrar has not been made;

    4.4.2
    all documents filed with the Registrar in relation to the Company have been placed on its file; and

    4.4.3
    the results of the searches comprise a complete copy of each document on the Company's file today.

5.     OPINION

        Our opinion, under the law of England and Wales, is as follows.

  5.1
  Corporate status of the Company

          The Company is a private unlimited company incorporated and validly existing under the Companies Act 2006.

  5.2
  The Company's Powers

          The Company has power to execute and deliver the Transaction Documents and to exercise its rights and to perform its obligations under them.

  5.3
  Authorisation of the Transaction Documents

          The Company has taken the necessary corporate action to authorise its execution and delivery of the Transaction Documents and the exercise of its rights and the performance of its obligations under them.

  5.4
  The Company's Obligations

          The Transaction Documents constitute valid, binding and enforceable obligations of the Company.

  5.5
  No Breach of Laws etc

          The Company's execution and delivery of the Transaction Documents will not breach its Constitutional Documents or the law of England and Wales applicable to companies generally.

  5.6
  No Consents, Approvals etc Required

          No authorisations of governmental, judicial or public bodies or authorities in England and Wales are required by the Company in connection with the performance, validity or enforceability of the Transaction Documents.

6.     QUALIFICATIONS

        Our opinion is subject to various qualifications, as follows:-

  6.1
  Enforceability

  6.1.1
  In paragraph 5.4, where we use the phrase "binding and enforceable" we mean that the relevant obligations are of a type which the courts of England and Wales enforce. We are not stating that every provision of the Transaction Documents is enforceable in accordance with its terms in all circumstances. We are unable to make such an assertion. This is because:-

  (a)
  many aspects of the law of England and Wales are not stated as fixed rules that we can apply to the facts in order to predict with certainty the judgment of a court on any application to enforce a provision of the Transaction Documents; and

  (b)
  there are legal principles which, in certain circumstances, restrict or prohibit the exercise of rights of action that might exist in other circumstances or impose conditions on their exercise that might not apply otherwise.

  6.1.2
  The enforceability of any company's obligations might be affected by insolvency and other events and by laws generally applicable to the enforcement of creditors' rights.

    6.1.3
    In some circumstances, if a person delays his exercise of a right of action, he might be prevented from exercising that right at all. Any provision in the Transaction Documents purporting to disapply this general rule would not necessarily be effective.

    6.1.4
    Any provision in the Transaction Documents to the effect that any determination of any fact is conclusive (except in the case of manifest or obvious error) might not be upheld if a person is found to have acted unreasonably, arbitrarily or in bad faith.

    6.1.5
    Where there is a discretionary power under the Transaction Documents, a court might require that it be exercised reasonably. Any provision in the Transaction Documents purporting to disapply this general rule would not necessarily be effective.

    6.1.6
    The courts have discretion as to costs. Any provision in the Transaction Documents purporting to make the Company responsible for litigation costs might not be upheld.

    6.1.7
    Certain types of exclusion clauses in the Transaction Documents (and certain provisions having a similar effect) might be unenforceable except to the extent that they satisfy the requirement of reasonableness under the Unfair Contract Terms Act 1977.

    6.1.8
    Any provision in the Transaction Documents to the effect that a particular part of the Transaction Documents (if void, illegal or unenforceable) should be deemed to have been severed from the other parts might not be upheld.

    6.1.9
    Any provision in the Transaction Documents purporting to make the Company liable for stamp duty might be void.

    6.1.10
    In certain circumstances (essentially where it becomes impossible to perform a contract or where it can only be performed in a way radically different from the way the parties originally intended), a contract can be held to have been frustrated, releasing the parties from further performance under it.

    6.1.11
    On any application to enforce a provision of the Transaction Documents, the Company might be able to establish a defence of set-off or a right to counterclaim in respect of debts due to it. Any provision in the Transaction Documents purporting to exclude the Company's rights in this respect would not necessarily be effective.

    6.1.12
    The Limitation Act 1980 prescribes time periods in respect of various types of action. After expiry of the prescribed period, a claim of the relevant type is generally prohibited.

    6.1.13
    A court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies which may not be available where damages are considered by the court to be an adequate remedy.

    6.1.14
    There is legislation controlling certain transactions involving countries, organisations and individuals which are the subject of economic sanctions imposed by the United Nations or the European Union. In certain cases, this legislation prohibits the making of payments (including payments of interest and repayments of principal on loans) to proscribed persons.

    6.1.15
    If an obligation to be performed in a jurisdiction other than England and Wales is contrary to public policy there, it might not be enforceable in England and Wales.

    6.1.16
    There are rules (as set out in Regulation (EC) no 864/2007) determining the law that will govern non-contractual obligations arising between parties. We express no opinion as to whether those rules apply to the transactions the subject of this opinion and our opinion is qualified by the possible application of those rules.

  6.2
  Consents and Filings

          In paragraph 5.6 we give an opinion about whether there is a need to obtain any consent from any public body. We are not giving any opinion about the existence, extent or actual or potential effect of any requirement of this type imposed on the Company in any contract (or other arrangement) between it and any such public body.

  6.3
  No Opinion on Other Matters

          We are not giving any opinion about any of the following matters:-

    6.3.1
    the treatment of any person or payment for the purposes of taxation or for the purposes of accounting;

    6.3.2
    the veracity of any facts stated in the Transaction Documents;

    6.3.3
    whether the Company's execution and delivery of the Transaction Documents or the exercise of its rights or the performance of its obligations under them causes it to breach any agreement to which it is party;

    6.3.4
    whether the Company complies with the laws, regulations and rules affecting it, its business or its assets (except where we say so specifically in this letter); or

    6.3.5
    any right of any person not party to the Transaction Documents to enforce any rights under them.

  6.4
  No Obligation to Update

          We have not undertaken to update our opinion at any time after effectiveness of the Registration Statement or to advise you of any changes in the law (or in its interpretation) that might affect our opinion.

7.     TERMS ON WHICH OUR OPINION IS GIVEN

  7.1
  Our client in connection with the Transaction is Huntsman. We have taken our instructions only from Huntsman and not from any other person.

  7.2
  We are giving our opinion to you in connection with the Transaction and you must not rely on it (or any part of it) for any other purpose.

  7.3
  Except as expressly allowed by paragraph 7.4 below no other person than you is permitted to rely on our opinion (or any part of it), unless we give our prior consent.

  7.4
  Stoel Rives LLP is authorised to rely upon our opinion in its capacity as Legal Counsel to Huntsman and in connection with the rendering of its opinion to Huntsman dated the date hereof as fully as if this opinion were addressed to it.

  7.5
  This letter is governed by the law of England and Wales.

  7.6
  The courts of England and Wales will have exclusive jurisdiction to settle any dispute between us (including claims for set-off and counterclaims) in relation to this letter. You and we irrevocably agree to submit to their jurisdiction and irrevocably waive any objection to any action or proceeding being brought in those courts or any claim that any such action or proceeding has been brought in an inconvenient forum.

  7.7
  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming part of the Registration Statement under the caption "Legal Matters". By signing such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Yours faithfully

/s/ Dickinson Dees LLP

Dickinson Dees LLP

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  Exhibit 5.4